SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT  REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             January 25, 2006
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX  CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
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(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

#134, 9663 Santa Monica Blvd,              90210
   Beverly Hills, California
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(Address of principal executive offices)  (Zip Code)

                            310-435-0435
                            ------------
          Registrant's telephone number, including area code

ITEM  4.01    Changes in Registrant's Certifying Accountant

Morgan & Company, Chartered Accountants("Morgan") resigned as the Company's independent accountant effective January 25, 2006. Effective upon this date, Amisano Hanson, Chartered Accountants,("Amisano") was appointed as the new independent registered public accounting firm for the Company. The change of Morgan and to appoint Amisano was recommended and approved by the Company's board of directors.

Morgan had served as the Company's auditor since June 2003, after succeeding Manning Elliot, Chartered Accountants ("Manning"). Morgan reviewed the Company's interim financial statements from the period June 2003 to June 2005 and audited the Company's year ended September 2003 and 2004. Morgan's report on the financial statements of the Company's interim periods and for the fiscal years ended September 2003 and 2004 up to and including the date the relationship with Morgan ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company's ability to continue as a going concern.

The Company has authorized Morgan to respond fully to any inquiries of any new auditors hired by the Company related to their engagement as the Company's independent accountant. The Company provided Morgan with a copy of this item and requested that Morgan furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this item and, if not, stating the respects in which it does not agree. Such letter is filed as an exhibit to this report.

ITEM   9.01   Financial Statements and Exhibits

(c)  Exhibits

Exhibit 16.1    Letter from Morgan & Company, Chartered Accountants


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   January 27, 2006
                                        By:  /s/ Robert Rosner
                                            -----------------------
                                             Robert Rosner, President